SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 15, 2009

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

000-30469

04-3326704

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01               Other Events

On April 15, 2009, deCODE genetics, Inc. (“deCODE”) announced that it had elected to utilize a 30-day grace period for the scheduled April 15 interest payment on its outstanding 3.5% Senior Convertible Notes due 2011.  deCODE made such interest payment within the 30-day grace period.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: May 19, 2009